SMH CAPITAL ADVISORS, INC.

Code of Ethics

4-16-2007

Rule 204A – 1 under the Investment Advisers Act of 1940 requires all registered investment advisers to establish, maintain and to enforce a written code of ethics.  SMHCA code of ethics (“Code”) covers the followings:

I.

Standards of conduct and compliance with laws

II.

Protection of material nonpublic information

III.

Personal securities trading

IV.

Initial public offerings and private placements

V.

Reporting of violations

VI.

Acknowledged receipt of code of ethics

VII.

Other Provisions

VIII.

Adviser review and enforcement

IX.

Recordkeeping

X.

Amendment to Form ADV

I.

STANDARD OF CONDUCT AND COMPLIANCE WITH LAWS

It is the responsibility of all employees to ensure that the SMHCA conducts its business with the highest level of ethical standards and in keeping with its fiduciary duty to its clients.

A.

Duty to Clients

SMHCA has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. SMHCA must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.  This Code is part of the written supervisory procedures (“manual”) that has been adopted by SMHCA.  The manual is designed to be a reference resource for all firm’s personnel, and to the extent applicable, for each related entity, of the various securities laws, rules and regulations applicable to the firm.

B.

Compliance with Laws

SMHCA gives advice to clients in connection with trading or investing in securities and is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940 (the “Advisers Act”).  As such, SMHCA and its employees are required to comply with applicable federal securities law.

SMHCA sets high ethical and professional standards for employee conduct and this manual reflects these high standards.  SMHCA’s reputation for integrity is its most important asset.  Each SMHCA employee – whatever his or her position – is responsible for upholding these standards.  The standards outlined in this Manual will be enforced vigorously.  SMHCA must look to all employees to protect the firm’s reputation and its business.

Each SMHCA employee is obligated to report any violation by others of the standards in this manual.  Any violations or potential violations must be reported to the Chief Compliance Officer.  No employee will face retribution for reporting in good faith a potential violation.

When in doubt, ask before you act.  The manual is only a guide.  The manual cannot and does not attempt to cover all possible situations that may arise in the conduct of the firm’s business.  An employee can legitimately be unsure about the manual’s application in a particular situation.  Do not try to resolve difficult questions by yourself.  Any questions regarding compliance issues should be directed to the Chief Compliance Officer.

The rule also makes it unlawful for SMHCA and its employees in connection with the purchase or sale of securities to:

•

Employing any device, scheme or artifice to defraud;

•

Making any untrue statement of a material fact;

•

Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

•

Engaging in any fraudulent or deceitful act, practice or course of business; or,

•

Engaging in any manipulative practices.

II.

PROTECTION OF MATERIAL NONPUBLIC INFORMATION

The trust of our clients is the firm’s most valuable asset.  In compliance with this section of the Code, SMHCA shall safeguard that trust by keeping nonpublic information about clients in a secure environment and using that information in accordance within the law.  This section is reasonably designed to prevent access to material nonpublic information about the firm’s securities recommendations and client securities holdings and transactions unless those individuals need the information to perform their duties.  All employees must be familiar with both the Privacy Policy and the Insider Trading Policy within the firm’s written supervisory procedures.

A.

Possession of Material Nonpublic Information

No officers, directors and employees may trade, either personally or on behalf of others while in possession of material nonpublic information; nor may any officers, directors, or employees communicate material nonpublic information to others in violation of the law.  This conduct is frequently referred to as "insider trading."  This policy covers not only personal transactions of covered persons, but also indirect trading by family, friends, and others or the nonpublic distribution of inside information from you to others.  Every officers, directors, and employees must read and retain a copy of the policy.  Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes.  A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services.

In general, information is "material" when there is a substantial likelihood that a prudent investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively disseminated to the general public.  Information found in a report filed with the SEC, Dow Jones, Reuters, The Wall Street Journal, or other publications are some examples of general circulation would be considered public.  Depending on the nature of the information and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.

Penalties for trading on or communicating material nonpublic information are severe.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•

Civil injunctions

•

Treble damages

•

Disgorgement of profits

•

Jail sentences

•

Fines of up to three times the profit gained or loss avoided

•

Fines for the firm or other controlling person of up to the greater of $1 million or three times the profit gained or loss avoided

If you believe you have access to material nonpublic information or if you have questions whether or not the information is material and nonpublic, you shall take the following actions:

•

Report the matter immediately to the Chief Compliance Officer.

•

Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

•

Do not communicate the information to anybody, other than the compliance officer.

•

After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication or you will be allowed to communicate the information and then trade.

B.

Confidentiality of Client Information

SMHCA shall:

•

Maintain and safeguard all physical documents in lock file cabinets.  The file cabinets shall be locked at all time to prevent unauthorized access to client files.  Only authorized personnel can have access to those documents.  The firm strictly prohibited employees from sharing nonpublic client information with unauthorized parties.

•

Safeguard all electronic access to computers and information technology (IT) areas.

•

Restrict access of nonpublic personal information to only those employees whom we determine have a legitimate business purpose to access such information in connection with the provision of products and services.

•

Make a reasonable effort to verify again its accuracy and correct any error as appropriate if we become aware that an item of personal information may be materially inaccurate.

•

May allow disclosure of nonpublic client information as permitted by law.

•

Not allow disclosure of nonpublic client information to client’s family members who are not joint holders with the client unless the client expressly gives permission to do so.

III.

PERSONAL SECURITIES TRADING

SMHCA seeks to avoid any transactions, activities, or relationships that might interfere or appear to interfere with the ability of the firm’s officers and employees to make decisions in the best interest of the Firm’s clients or that might create even the appearance of a conflict of interest with the Firm’s clients.  SMHCA has adopted certain policies and procedures to address these conflicts in the context of personal securities transactions and investments by the firm’s officers and employees.

A.

Pre-Clearance

All employees who conduct investment advisory services shall pre-clear their personal securities transactions in IPO and private placements before executing an order. A request must be submitted to his or hers supervisor for approval, and the supervisor must give his/her authorization prior to employee placing a purchase or sell order with a broker.  Should the supervisor deny the request, he/she will give a reason for the denial.  Approval of a request will remain valid for two (2) business days from the date of the approval.  A copy of the approval shall be forwarded to compliance by email for record retention.

The pre-clear request should include:

Date, Buy/Sell, Company name/symbol, and Number of Shares.

The following table illustrates the types of securities that are generally considered to be “reportable securities” and “securities required pre-clearance.” This table does not contain an all-inclusive list of the aforementioned securities, and under certain circum- stances, securities which might ordinarily not require pre-clearance may have to be pre-cleared. For this reason, any questions you may have should be directed to the Chief Compliance Officer or his/her designee for clarification.

Types of Securities	Reportable Securities

All securities including but not limited to:

•

equity stock (common, preferred and options)

•

foreign securities

•

limited partnership interests

•

rights and warrants

•

securities acquired through exercise of rights,

•

warrants and options

•

securities acquired upon mergers or recapitalizations

Yes
Corporate bonds, notes and debentures	Yes
United States Government direct obligations	No
Bank certificates of deposit, commercial paper and high quality short-term debt instruments	No
Open-end funds	No
Closed-end funds	Yes
Options on a stock, market index, foreign currency, etc.	Yes
IPOs or private placement securities	Yes
Municipal bonds and notes	Yes

B.

Restricted Lists

Compliance will maintain a restricted list, when necessary, and publish the restricted list to employees of SMHCA.  SMHCA prohibits any trading in securities of those issuers.  In addition to the restricted list, no advisers and employees (access persons) when conducting investment advisory services shall execute a personal securities transaction on a day during which SMHCA or its advisers has recommended or placed a “buy” or “sell” order in that same security until that order is executed or withdrawn (See Black-Out Period below). The restricted list may include the following:

•

Underwritings where the securities are subject to restrictions under rules of the '34 Act including Regulation M (trading during a distribution)

•

Issues where SMHCA has material, non–public information and its affiliate’s investment banking involvement is publicly known and a restriction is appropriate

•

Other restrictions determined by Compliance

Compliance will record the date when an issue is added to and removed from the restricted list. The type of restriction will be included on the restricted list. Restrictions will generally include the following classes of securities of the issuer: common stock, preferred stock, options, and any security convertible into the common stock of the issuer. Debt issues will be included where appropriate.

Compliance will monitor daily trading to identify transactions in securities of issuers on the restricted list and take action as necessary which may include inquiring regarding the solicited or unsolicited nature of transactions; canceling transactions; or taking other appropriate action.

Compliance maintains records of:

•

Restricted Lists, including the date and time a company is added or deleted

•

The name of the person adding or deleting the company

•

Identified trades, including date of review; accounts involved; underlying records possibly including memos, analyses, and statements/confirmations; summary of disposition; and initials/signature of reviewer.

C.

Black-Out Period

No advisers and firm’s employees (access persons) when conducting investment advisory services shall execute a personal securities transaction on a day during which the firm or adviser has recommended or placed a “buy” or “sell” order in that same security until that order is executed or withdrawn.  It is SMHCA’s policy that the firm and its employees must offered first to client investment opportunities before the firm or its employees may act on them.  This policy is in lieu of the daily restricted list published by the firm.

Should employee trade within the proscribed period, such trade should not have a better price than the client’s trade.  If the employee trade has a better price than the client’s, the firm shall award the better price to the client. If it is not possible the employee trade should be cancelled, all profits from the trade must be disgorged, and the profits will be paid to a charity selected by the employee and approved by the officers of the firm.

The prohibitions of this section shall not apply to:

•

Purchases or sales effected in any account over which an employee has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Firm’s pending “buy” or “sell” order;

•

Purchases which are part of an automatic dividend reinvestment or other plan established by the employee prior to the time the security involved; and

•

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

•

Purchases or sales that are pre-cleared in writing by the Chief Compliance Officer as (a) clearly not economically related to securities to be purchased or sold or held by the firm and (b) not representing any danger of the abuses proscribed by the Act, but only after the prospective purchaser has identified to the Chief Compliance Officer all relevant factors of which he/she is aware of regarding any potential conflict between his/her transaction and securities held or to be held by the firm’s clients.

D.

Short-Swing Profit and Market Timing

No employees shall profit from the purchase and sale of the same (or equivalent) securities which are owned by clients or which are of a type suitable for purchase by the firm for it clients.  Any profits realized on such short-term trades and market timings must be disgorged, and the profits will be paid to a charity selected by the employee and approved by the officers of the firm.  The Chief Compliance Officer or other officer designated by the Board may permit in writing exemptions to the prohibition of this section on a case-by-case basis when no abuse is involved and the equities of the circumstances support an exemption.

E.

Duplicate Confirmations and Account Statements

All employees shall instruct their brokers to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. These documents will be utilized to monitor and maintain compliance with this Code.

F.

Securities Holdings Report Requirements

SMHCA requires all access persons to submit to the Chief Compliance Officer an initial report of their reportable securities holdings within 10 days after the person becomes an access person.  The holding reports must be current as of a date not more than 45 days prior to the individual becoming an access person or the date the annual report is submitted.  Reportable securities include all securities in which the access person has, or acquires, any direct or indirect beneficial ownership.

All employees must report, on an annual basis all personal securities holdings. The information included on the “Annual Holdings Report” must be current as of a date no more than 45 days before the report is submitted.

Compliance will review the report to prevent possible conflict of interest.  If any holding appears to have a potential conflict of interest, the Chief Compliance Officer shall red flag such holding for further review.

For reporting purpose, the SMHCA considers the current monthly statement of which you have direct or indirect beneficial interest is sufficient for the initial report and the year end statement for the annual report if it contains the required information.

Each holdings report must contain at a minimum:

•

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number,

•

Number of shares,

•

Principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership;

•

The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and

•

The date the access person submits the report.

G.

Exception Reportable Securities Holdings

Access persons must report all reportable securities holdings and those which the access persons have beneficial ownership.  All securities are reportable with the following exceptions;

•

Direct obligations of the U.S. Government

•

Money marketing instruments such as bankers’ acceptances, bank CDs, commercial papers and other high quality short-term debt instruments

•

Shares of money market funds

•

Mutual funds (open end) unless SMHCA or an affiliate acts as the investment adviser or principal underwriter for the fund

•

Shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds (SMHCA acts as the investment adviser)

See the above table for reportable securities.

H.

Quarterly Transaction Reports

SMHCA requires all access persons to submit to the Chief Compliance Officer a quarterly transaction report of all personal securities transactions within 30 days after the close of the calendar quarter.  The report must cover at a minimum all transactions during the quarter.  In the event an access person had no personal securities transactions during the quarter, the report would contain a statement to that effect.

For the transaction reporting purpose, SMHCA considers the quarterly account statement is sufficient if the quarterly statement listed all of the transactions for the quarter.

Each transaction report must contain at a minimum the following information about each transaction involving a reportable security in which the access person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership:

•

The date of the transaction;

•

The title and type of security;

•

Number of shares;

•

The exchange ticker symbol or CUSIP number;

•

The principal amount involved;

•

The nature of the transaction (i.e. purchase, sale, or other type of acquisition or disposition);

•

The price at which the transaction was effected;

•

The name of the broker, dealer, or bank with or through whom the was effected Transaction; and

•

The date the report is submitted.

I.

Exceptions from Reporting Requirement

Access persons must report all reportable securities transactions which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership.  All transactions are reportable with the following exceptions:

•

Transactions effected pursuant to an automatic investment plan

•

Securities held in accounts over which the access person had no direct or indirect influence or control

•

Duplicate information contained in broker confirmations or account statement that the Firm holds in its record

Automatic investment plan participants must determine well in advance what their investments will be and that pre-determined schedule does not leave the individual in a position to time their own trades against clients’ trade or to act on newly discovered confidential information.  If a participant effect a transaction that overrides the pre-set schedule of the plan, such transaction would have to be reported in a quarterly transaction report.

IV.

INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENTS

It is SMHCA’s policy that no employees shall:

•

Acquire any securities in an initial public offering; or

•

Acquire securities in a private placement without prior written approval of the firm’s Chief Compliance Officer.

In considering a request to invest in a private placement, the firm’s Chief Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the firm’s clients and whether the opportunity is being offered to firm’s investment officers by virtue of their positions with the firm.  Should SMHCA’s investment officers be authorized to acquire securities through a private placement, they shall, in addition to reporting the transaction on the quarterly report to SMHCA, disclose the interest in that private investment to the firm’s other investment officers participating in that investment decision if and when they play a part in the firm’s subsequent consideration to invest in that issuer for the clients.  In such a case, the decision to purchase securities of that issuer will be subject to an independent review by investment officers who have no personal interest in the issuer.

V.

REPORTING OF VIOLATIONS

Each SMHCA employee is obligated to promptly internal reporting of any violation of this Code that he or she uncovers.  Any violations or potential violations must be reported to the Chief Compliance Officer.  The Chief Compliance Officer shall promptly report to the firm’s Board any apparent violation of the prohibitions contained in this Code.  No employee will face retribution for reporting in good faith a potential violation.

SMHCA’s board or a committee of directors created by the board for that purpose shall consider reports made to the board and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

Advisers Act Section 203(e)(5)

SMHCA is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf.   Specific duties include, but are not limited to:

•

Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

•

Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

•

Ensuring that all advisory personnel fully understand the firm's policies and procedures; and

•

Establishing a review system designed to provide reasonable assurance that the firm's policies and procedures are effective and is being followed.

VI.

ACKNOWLEDGED RECEIPTS OF THE CODE OF ETHICS

SMHCA shall provide to each employee with a copy of the Code and any amendments.  Each employee shall acknowledge in writing that he or she has received a copy of this Code.

At least annually, all employees will be required to certify that they:

•

Have read and understand the Code;

•

Recognize that they are subject to the requirements outlined in the Code;

•

Have complied with the requirements of the Code

VII.

CONFLICTS OF INTEREST

A.

Gifts

No SMHCA employees shall accept a gift or other consideration of more than $100.00 in value (“gift”) from any person or entity that does business with or on behalf of the firm if such gift is in relation to the business of the employer or the recipient of the gift.  In addition, any employee who receives an unsolicited gift or a gift of an unclear status under this section shall promptly notify the Chief Compliance Officer and accept the gift only upon written approval of the Chief Compliance Officer.

B.

Service as a Director

No SMHCA employees shall serve as a director of a publicly-traded company absent prior written authorization from the board based upon a determination that such board service would not be inconsistent with the interests of the fund and its shareholders.  The approval will be on a case by case basis.

C.

Outside Activities

The primary professional commitment of all employees must be to the Firm.  Employees are obligated to identify to the Chief Compliance Officer any outside activity which might cause their interests to conflict with those of the firm, especially any securities related employment activity or any other security activity by which any employee would receive any direct or indirect compensation.  Specifically, employees must obtain written approval from the President before undertaking any of the following outside employment activities:

•

Engaging in any other business;

•

Receiving annual compensation for employment;

•

Serving as an officer, director, general partner or employee of any other business organization; or

•

Receiving any compensation from any other person in connection with any securities activity.

The employees must provide to the Chief Compliance Officer all necessary documents in order for the Chief Compliance Officer to make a determination that the employees are complying with this Section and the manual.  In granting approval, the Chief Compliance Officer must consider whether the proposed activities interfere with any of the employee’s responsibilities at the firm, whether any conflicts of interest arise and can be resolved, and whether any regulatory concerns are implicated.  The Chief Compliance Officer may impose such conditions as are deemed appropriate to protect SMHCA and its clients.  If the activity is approved, the employee must provide continuing documentation to the Chief Compliance Officer substantiating his or her role and compensation in connection with the outside activity.

D.

Use of Disclaimers

SMHCA shall not attempt to limit liability for willful misconduct or gross negligence through the use of disclaimers.

VIII.

REVIEW AND ENFORCEMENT OF THE CODE OF ETHICS

The Chief Compliance Officer shall prepare an annual report to the firm’s board.  Such report shall:

•

Include a copy of the firm’s Code;

•

Summarize existing procedures concerning personal investing and review of personal holdings and transactions;

•

Identify any violations of the Code;

•

Identify any recommended changes in existing restrictions, policies, or procedures based upon the firm’s experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

IX.

RECORDKEEPING

SMHCA shall maintain all copies of the Code and related records for five years, the first two years in an easily accessible place.  SMHCA will not maintain whistleblower reports due to the distressing effect this might have on the applicable internal violation reporting requirement.

X.

DISCLOSURE REQUIREMENT

SMHCA shall amend its Part II of Form ADV to describe its codes of ethics to clients, and upon request, to furnish clients with a copy of the code of ethics.  This disclosure would help clients understand the ethical culture and standards that SMHCA has taken to prevent employees from misusing their positions at the expense of clients.

DEFINITIONS

For purposes of this Code:

“Access Person” means any director, officer, registered representatives of SMHCA and employees who have an active part in the management and portfolio selection, and those who, in the course of their normal duties, have access to nonpublic information regarding any clients’ purchase or sale of securities and those who is involved in making securities recommendations to clients, or who has access to such recommendation that are nonpublic.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

“Beneficial Ownership” is as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations, generally speaking, encompass those situations that the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.  This includes:

•

Securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name, or otherwise, regardless of whether the securities are owned individually or jointly;

•

Securities held in the name of a member of his or her immediate family sharing the same household;

•

Securities held in the name of an investment club of which the person is a member;

•

Securities held by a trustee, executor, administrator, custodian, or broker;

•

Securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

•

Securities held by a corporation which can be regarded as a personal holding company of a person; and

•

Securities recently purchased by a person and waiting transfer into his or her name.

“Chief Compliance Officer” means a person appointed that title by the Board of Directors/Trustees of a Fund pursuant to Rule 38a-1 under the Act and shall not include a Compliance Officer as defined herein.

“Reportable Security” means any personal transactions in a reportable security that must be reported to the Chief Compliance Officer after execution. All securities are reportable with the following exceptions;

•

Direct obligations of the U.S. Government

•

Money marketing instruments such as bankers’ acceptances, bank CDs, commercial papers and other high quality short-term debt instruments

•

Shares of money market funds

•

Mutual funds (open end) unless SMHCA or an affiliate acts as the investment adviser or principal underwriter for the fund

•

Shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds (SMHCA acts as the investment adviser)

“Security Requiring Pre-clearance” means any personal transaction in a reportable security that must be pre-cleared by the designated supervisor prior to execution of a trade (see table above).

SMH CAPITAL ADVISORS, INC.

Code of Ethics

Annual Certification

To the Chief Compliance Officer:

•

I hereby acknowledge receipt of a copy of the Code of Ethics for SMH Capital Advisors, Inc.

•

I have read and understand the Code and recognize that I am subject to the Code in the capacity as an employee or as a registered person of SMH Capital Advisors, Inc.

•

I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SMH Capital Advisors, Inc., such as my transactions and securities held or any outside business activities.

____________________________________

________________________

Signature

Date

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